Exhibit 99.1

Affinity Media International Corp. Announces Date of Special Meeting
of Stockholders for Redemption of IPO Shares and Continuance of Corporate Existence

Los Angeles, CA- September 12, 2008 - Affinity Media International Corp. (OTC: AFMI.OB) (“Affinity” or the “Company”), a special purpose acquisition company, announced today that stockholders of record as of the previously announced record date of August 8, 2008 (the “Record Date”) will be invited to attend Affinity’s special meeting of stockholders scheduled to be held on October 7, 2008 at the offices of the law firm of Ellenoff Grossman & Schole LLP, located at 150 East 42nd Street, 11th Floor, New York, NY at 10:00 A.M. Eastern time.

Because Affinity did not complete a business combination on or prior to June 9, 2008, Affinity’s amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) requires Affinity to distribute to holders of shares of its common stock issued in Affinity’s initial public offering (“IPO Shares”) all amounts in the trust account (the “Trust Account”) that was established at the consummation of Affinity’s initial public offering (“IPO”) into which a certain amount of the net proceeds of the IPO were deposited (the “Redemption”). After establishing a reserve for accrued Delaware Franchise taxes in the amount of approximately $11,000, as of July 30, 2008, approximately $18,975,000 (approximately $6.00 per IPO Share) was in the trust account available for distribution (the “Redemption Payment”).

At the Special Meeting, stockholders of record will be asked to vote on several proposals, including: (i) the redemption of the IPO Shares for cash from the Trust Account in an amount per share equal to the Redemption Payment, and in connection with the Redemption, distribute to holders of the IPO Shares one share of common stock for every seven IPO Shares redeemed, (ii) the continuance of Affinity’s corporate existence after the distribution of the Trust Account, rather than the dissolution of the Company as currently required by its Amended and Restated Certificate of Incorporation, and (iii) the retention of the Company’s current management while the Company continues to seek acquisition targets or other uses for the Company. To accomplish these goals, Affinity’s board of directors believes that it is necessary to modify the Company’s Amended and Restated Certificate of Incorporation to (i) eliminate the blank check company provision which requires, among other requirements, Affinity to dissolve following the distribution of the Trust Account, (ii) revise the Company’s capital structure to create a new class of stock called Class A Common Stock, (iii) exchange each share held by Affinity’s initial stockholders for four shares of Class A Common Stock, and (iv) increase the number of authorized shares of common stock.

The definitive proxy with respect to the Special Meeting was filed with the SEC on September 12, 2008 and will be mailed to stockholders commencing on September 17, 2008.

Important Additional Information has been and will be filed with the SEC
In connection with the proposed Redemption, Affinity will file a preliminary proxy statement and a definitive proxy statement with the Securities and Exchange Commission (“SEC”) for the Special Meeting. Before making any voting decision, Affinity’s stockholders are urged to read the preliminary proxy statement, and the definitive proxy statement to be filed with the SEC regarding the Redemption carefully in its entirety because it contains important information about the proposed transaction. Affinity's stockholders and other interested parties may also obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Affinity Media. Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Affinity Media’s actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward-looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in Affinity Media’s filings with the SEC.

The forward-looking statements in this news release are made as of the date hereof, and Affinity does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Contact:
Peter Engel
Chief Executive Officer
(323) 243-0006